As filed with the Securities and Exchange Commission on June [ ], 2003
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                ACTIVISION, INC.
               (Exact name of issuer as specified in its charter)

          Delaware                                          95-4803544
State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                          Identification No.)

   3100 Ocean Park Boulevard
    Santa Monica, California                                    90405
Address of Principal Executive Offices)                      (Zip Code)

                Activision, Inc. 2002 Incentive Plan, as Amended
                            (Full title of the plan)

                                 Ronald Doornink
                                    President
                                Activision, Inc.
                            3100 Ocean Park Boulevard
                         Santa Monica, California 90405
                                 (310) 255-2000
            (Name, address and telephone number of agent for service)
                                   Copies to:
                           Kenneth L. Henderson, Esq.
                                 Bryan Cave LLP
                           1290 Avenue of the Americas
                            New York, New York 10104
                Approximate date of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

============================ ======================= ==========================
        Title of Each                                     Proposed Maximum
     Class of Securities           Amount to be            Offering Price
       to be Registered             Registered              Per Share(1)
---------------------------- ----------------------- --------------------------
Common Stock, par value             3,000,000 (3)               $12.48
$.000001 per share (2)
============================ ======================= ==========================

======================== =======================
   Proposed Maximum
   Aggregate Offering           Amount of
      Price(1)             Registration Fee
------------------------ -----------------------

      $37,440,000               $3,028.90
======================== =======================

(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and (h), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low prices for such security on June 22, 2003, as reported on the Nasdaq National Market.
(2) Each share of common stock includes a right to purchase one one-hundreth of a share of Series A Junior Preferred Stock pursuant to a rights agreement between the registrant and Continental Stock Transfer & Trust Company, as rights agent.
(3) The shares covered by this Registration Statement represent the underlying stock for the stock options, restricted stock awards, stock appreciation rights and other stock-based awards to be granted by the registrant under its 2002 Incentive Plan.

                          INCORPORATION BY REFERENCE OF
                    PRIOR REGISTRATION STATEMENT ON FORM S-8

         This registration statement on Form S-8 filed by Activision, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") relates to the registration of an additional 3,000,000 shares of the Company's Common Stock, $.000001 par value per share, for issuance under the Activision, Inc. 2002 Incentive Plan, as amended (the "Plan"). A registration statement on Form S-8 (File No. 333-100115) was filed with the Commission on September 26, 2002 (the "Prior Registration Statement") relating to the registration of 3,525,000 shares (as adjusted for the Company's 3 for 2 stock split, which became effective on June 9, 2003) of the Company's Common Stock for issuance under the Plan. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference. The securities registered hereunder are the same class as the securities registered under the Prior Registration Statement.

Item 8.   Exhibits.
          --------

     4.1 Activision, Inc. 2002 Incentive Plan, as amended, including form of Stock Option Agreement.

     5.1 Opinion of Bryan Cave LLP, counsel to the Company, as to the legality of the Common Stock being registered.

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Bryan Cave LLP (included as part of Exhibit 5.1).

     24.1 Power of Attorney (included on signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 25th day of June, 2003.

                                      ACTIVISION, INC.

                          By: /s/ Ronald Doornink
                             ----------------------------
                             Ronald Doornink, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert A. Kotick, Brian G. Kelly and Ronald Doornink, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                    Title                             Date
----                                    -----                             ----

/s/ Robert A. Kotick       Chairman, Chief Executive            June 25, 2003
------------------------   Officer and Director
(Robert A. Kotick)

/s/ Brian G. Kelly         Co-Chairman and Director             June 25, 2003
------------------------
(Brian G. Kelly)

/s/ Ronald Doornink
------------------------  President, Activision, Inc.;          June 25, 2003
(Ronald Doornink)         Chief Executive Officer,
                          Activision Publishing, Inc.
                          (Principal Executive Officer);
                          and Director

/s/ William J. Chardavoyne  Executive Vice President and        June 25, 2003
--------------------------  Chief Financial Officer
(William J. Chardavoyne)   (Principal Financial
                            and Accounting Officer)

/s/ Kenneth L. Henderson
------------------------   Director                             June 25, 2003
(Kenneth L. Henderson)

/s/ Barbara S. Isgur       Director                             June 25, 2003
-----------------------
(Barbara S. Isgur)

/s/ Steven T. Mayer        Director                             June 25, 2003
-----------------------
(Steven T. Mayer)

/s/ Robert J. Morgado      Director                             June 25, 2003
------------------------
(Robert J. Morgado)

                                  EXHIBIT INDEX

No.  Document
--   --------

4.1 Activision, Inc. 2002 Incentive Plan, as amended, including form of Stock Option Agreement.

5.1 Opinion of Bryan Cave LLP, counsel to the Company, as to the legality of the Common Stock being registered

23.1 Consent of PricewaterhouseCoopers LLP

23.2 Consent of Bryan Cave LLP (included as part of Exhibit 5.1)

24.1 Power of Attorney (included on signature page)